EXHIBIT 99.1

friendlyway Corporation Acquires Pantel Systems, Inc.
Tuesday May 2, 4:30 pm ET

SAN FRANCISCO, May 2, 2006 (PRIMEZONE) — friendlyway Corporation (OTC BB:FDWY.OB - News), a self-service provider of customer-facing public access self-service systems, today announced that it has signed a Share Exchange Agreement to acquire Pantel Systems, Inc., a privately-held company located in Colorado Springs, Colorado.

Since its inception in 2005, Pantel Systems, Inc. has developed its e-Banking kiosk and established strong strategic relationships for its launch into key markets. The closing of the Share Exchange Agreement will coincide with additional equity financing which the company anticipates will enable the launch of such e-Banking kiosk systems, in addition to providing the combined company with additional working capital. Pantel System's e-Banking kiosk comes standard with the ability to process money transfers, cash dispensing, debit card dispensing and reloading, as well as bill payment, best suited for customers without banking relationships.

Alexander von Welczeck, Chief Executive Officer of friendlyway stated, ``We are extremely pleased to add Pantel Systems to our portfolio of self-service solutions.'' Welczeck added, ``Not only is it expected that Pantel System's business model will provide for a recurring revenue stream via transaction-based revenue from the e-Banking kiosks, it marks our first step in the reshaping of our company to realize our vision of building a valuable company in the self-service industry.''

In addition, a number of significant steps are underway to reshape the company from a interactive systems sales and event services company to a higher growth self-service applications provider. Among the steps being taken to reshape the company are as follows:

    — Development of a new business plan
    — Refocusing our products and services for vertical market growth
    — Restructuring of the personnel, including identifying new additions to management
    — Reduction of costs and writing off unproductive assets
    — Engagement of key professionals, including legal and investment banking teams
    — Negotiating with proposed sources of new investment

These steps are now being implemented. Over the course of the next few quarters, the business plan should become more evident as execution of portions of the expansion processes commence.

About friendlyway Corporation

friendlyway Corporation provides self-service systems and technologies for public access at points of sale, service, and information. Its interactive information stations are used in various applications, such as ticketing, Internet access, self check-in, way-finding, lead management, e-commerce, banking, lobby management, and access control, as well as information and education. The company serves trade shows, conferences, events and promotions, hospitality, tourism and travel, healthcare and hospitals, financial services and banking, government, and fashion and retail sectors. friendlyway markets its products and services in the United States, Europe, and Asia through sales and marketing campaigns, conferences, one-on-one consultations, telemarketing, direct sales, and client and vendor referrals. For more information, please visit: http://www.friendlywayinc.com.

About Pantel Systems, Inc.

Pantel Systems is a full service kiosk company that specializes in the placement and management of self-service kiosks throughout the country. The kiosks follow a ``general store'' concept with multiple functions and profit centers. The e-Banking kiosk comes standard with the ability to process money orders, money transfers, cash dispensing, debit card dispensing and reloading, as well as bill payment.

This release and other written or oral statements made from time to time by friendlyway Corporation may contain ``forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like ``intends'', ``expects'', ``assumes'', ``projects'', ``anticipates'', ``estimates'', ``believes'', ``could be'', and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include, but are not limited to the following: friendlyway Corporation's delays in shipment of its products and systems; lack of acceptance of new versions of its products or systems; introduction of new products or systems by its competitors; weakness in demand for public access ``self-service'' systems; lack of growth in worldwide personal computer sales; corporate reductions in IT spending; inability to integrate companies and products it acquires; industry transitions to new business and information delivery models, and other factors discussed in friendlyway Corporation's filings with the Securities and Exchange Commission. friendlyway disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
           friendlyway Corporation
           Alexander von Welczeck, Chief Executive Officer
           (415) 288-3333
           awelczeck@friendlywayinc.com

Source: friendlyway Corporation